UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2011

DEL MONTE FOODS COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

One Market @ The Landmark San Francisco, California

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 7, 2011, at a special meeting of stockholders of Del Monte Foods Company (the “Company”) held on February 15, 2011 and reconvened on March 7, 2011, the Company’s stockholders approved the proposal to adopt the Agreement and Plan of Merger, dated November 24, 2010 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Blue Acquisition Group, Inc., a Delaware corporation (“Parent”), and Blue Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the merger of Merger Sub with and into the Company. The stockholders of the Company also voted to approve the proposal to adjourn the special meeting if necessary or appropriate to solicit additional proxies. This proposal to adjourn the special meeting to a later date was not implemented since the proposal to adopt the Merger Agreement was approved by the stockholders of the Company.

Set forth below, with respect to each such proposal, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

Proposal 1: Adopt the Merger Agreement

For	Against	Abstain	Broker Non-Vote
149,829,208	1,603,244	2,384,232	0

Proposal 2: Adjourn the Special Meeting to Solicit Additional Proxies

For	Against	Abstain	Broker Non-Vote
138,061,197	13,015,270	2,740,217	0

A copy of the press release issued by the Company regarding the results of the stockholder vote at the special meeting of stockholders of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit	Description

99.1	Del Monte Foods Company Press Release dated March 7, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company

Date: March 7, 2011	By:	/s/ James Potter
Name: James Potter
Title: Secretary

INDEX OF EXHIBITS

Exhibit	Description

99.1	Del Monte Foods Company Press Release dated March 7, 2011

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